UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CenturyLink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of CenturyLink, Inc. (“CenturyLink” or “we”) will be held on Wednesday, May 20, 2020, through a virtual-format only accessible through www.virtualshareholdermeeting.com/CTL2020. CenturyLink’s Proxy Statement (“Proxy Statement”) was filed with the Securities and Exchange Commission on April 8, 2020 and is available on our website at www.centurylink.com, under the “Investor Relations” link.

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement for our Annual Meeting to be held on May 20, 2020, we have retained Innisfree Incorporated, New York, New York, to assist in the solicitation of proxies, for which we will pay Innisfree fees anticipated to be $30,000 and will reimburse Innisfree for certain of its out-of-pocket expenses.